Exhibit 5.3
January 5, 2009
Board of Directors
Weatherford International Ltd.,
     a Bermuda exempted company
515 Post Oak Boulevard, Suite 600
Houston, Texas 77027
Board of Directors
Weatherford International Ltd.,
     a Swiss joint-stock corporation
515 Post Oak Boulevard, Suite 600
Houston, Texas 77027
Board of Directors
Weatherford International, Inc.
515 Post Oak Boulevard, Suite 600
Houston, Texas 77027
Gentlemen:
     We have acted as special New York counsel to Weatherford International Ltd., a Swiss corporation (the “Swiss Company”), in connection with the preparation of Amendment No. 1 to Registration Statement on Form S-3 (Commission File No. 333-135244) (the “Registration Statement”) filed by Weatherford International Ltd., a Bermuda exempted company (the “Bermuda Company”), the Swiss Company and Weatherford International, Inc., a Delaware corporation (the “Delaware Company,” and collectively with the Bermuda Company and the Swiss Company, the “Companies”), with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus of, among other securities, guarantees by the Swiss Company (the “Guarantees”) of senior debt securities (the “Debt Securities”) issued by the Bermuda Company, on terms to be determined at the time of the offering. The Debt Securities and Guarantees are collectively referred to herein as the “Securities.” All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement or in the Indenture (as defined below), as the case may be.
     The Debt Securities and the Guarantees will be issued pursuant to the Indenture, dated October 1, 2003 (the “Indenture”) among the Bermuda Company, the Delaware Company and Deutsche Bank Trust Company Americas, trustee (the “Trustee”), which is incorporated by reference as Exhibit 4.10 to the Registration Statement, as the same may hereafter be supplemented from time to time, among other things at the time of and in connection with the issuance of the Debt Securities and the Guarantees and to add the Swiss Company as a guarantor thereunder.
Austin           Beijing          Dallas           Houston            London           Los Angeles           New York             The Woodlands
Washington, DC

Weatherford International Ltd.,
     a Bermuda exempted company
Weatherford International Ltd.,
     a Swiss corporation
Weatherford International, Inc.
January 5, 2009

     In arriving at the opinion expressed below, we have examined (i) the Registration Statement, (ii) the Prospectus, (iii) the Indenture and (iv) the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Companies and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.
     In rendering the opinion expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents supplied to us as originals and (iv) the conformity to the authentic originals of all documents supplied to us as certified or photostatic or faxed copies. In conducting our examination of documents, we have assumed that all parties thereto had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, except as set forth in the opining paragraph below in respect of the Swiss Company with respect to the instruments therein referred to, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.
     In rendering the opinion expressed below with respect to the Guarantees, we have assumed that:
     (i) any supplemental indenture to the Indenture and any Board Resolution and/or Officer’s Certificate executed and delivered pursuant to the Indenture, in any such case, pursuant to which any Debt Securities and Guarantees are issued, will comply with the Indenture as theretofore supplemented, and the form and terms of such Debt Securities and Guarantees will comply with the Indenture as then supplemented (including by such supplemental indenture) and any such Board Resolution and/or Officer’s Certificate;
     (ii) the form and terms of such Debt Securities, when established, the form and terms of the Guarantees, the issuance, sale and delivery thereof by the applicable Company, and its incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any the Indenture) in accordance with the terms thereof, will be in full compliance with, and will not violate, the organizational documents of any Company, or any applicable law, rule, regulation, order, judgment, decree, award or agreement binding upon such Company, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity, and (without limiting the generality of the foregoing) Section 5-501.6.b of the New York General Obligations Law will apply in the case of all such Debt Securities and Guarantees;

Weatherford International Ltd.,
     a Bermuda exempted company
Weatherford International Ltd.,
     a Swiss corporation
Weatherford International, Inc.
January 5, 2009

     (iii) the Trustee for the holders of Debt Securities and Guarantees outstanding under the Indenture will have its chief executive office and the principal corporate trust office (from which the trusts established by the Indenture will be administered) located in the State of New York;
     (iv) (A) at the time of execution, authentication, issuance and delivery of the Indenture, Debt Securities and Guarantees, the Indenture will have been duly authorized, executed and delivered (1) by the Bermuda Company in accordance with the Memorandum of Association and Bye-laws of the Bermuda Company and the laws of Bermuda, (2) by the Swiss Company in accordance with the Articles of Association and Organizational Regulations of the Swiss Company and the laws of Switzerland and (3) by the Delaware Company in accordance with the amended and restated certificate of incorporation and amended and restated by-laws of the Delaware Company and the applicable laws of the United States, the State of New York and the General Corporation Law of the State of Delaware (the “DGCL”), (B) the execution, delivery and performance by each Company of the Indenture and the Debt Securities, and the Guarantees issued by the Delaware Company and the Swiss Company, will not violate the laws of Bermuda, Switzerland or New York, as applicable, or other applicable laws and (C) the execution, delivery and performance by each Company of the Indenture and the Debt Securities, and the Guarantees issued by the Delaware Company and the Swiss Company, will not constitute a breach or a violation of any agreement or instrument which is binding on any Company;
     (v) each Company is and at all times material hereto will be an exempted company or a corporation, as the case may be, duly organized and validly existing under the laws of Bermuda, Switzerland or the DGCL, as the case may be; and
     (vi) the person appointed as the process agent for each Company as issuer or guarantor under the Indenture will accept its appointment as such before the execution and delivery of any of the Debt Securities or Guarantees pursuant to the Indenture.
     Based upon and subject to the foregoing, and subject also to the limitations and other assumptions and qualifications set forth below, we are of the opinion that, with respect to the Guarantees, assuming the (a) taking of all necessary corporate action by the Companies to authorize and approve the issuance and terms of the Guarantees and the Debt Securities to which they pertain, the terms of the offering thereof and related matters, (b) Indenture as then and theretofore supplemented, pursuant to which the Guarantees will be issued, has been qualified under the Trust Indenture Act and (c) due execution, issuance and delivery of such Debt Securities and due execution and delivery of such Guarantees, such Guarantees will constitute valid and legally binding obligations of the Swiss Company.
     The opinion above is subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity

Weatherford International Ltd.,
     a Bermuda exempted company
Weatherford International Ltd.,
     a Swiss corporation
Weatherford International, Inc.
January 5, 2009

(regardless of whether considered in a proceeding in equity or at law) including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinions herein with respect to provisions relating to severability or separability.
     Without limiting the generality of the foregoing, we express no opinion herein as to the applicability to the Guarantees of Section 548 of the Bankruptcy Code, Article 10 of the New York Debtor and Creditor Law or any other law relating to fraudulent transfers or conveyances or as to the effect, if any, thereof on our opinion above, insofar as the same relates to the Guarantees. The opinion expressed above as to the Swiss Company is also subject to possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.
     With respect to our opinion expressed above as it relates to obligations of any Company denominated in a currency other than U.S. dollars, we note that (i) a New York statute provides that a judgment rendered by a court of the State of New York in respect of an obligation denominated in any such other currency would be rendered in such other currency and would be converted into Dollars at the rate of exchange prevailing on the date of entry of the judgment, and (ii) a judgment rendered by a Federal court sitting in the State of New York in respect of an obligation denominated in any such other currency may be expressed in Dollars, but we express no opinion as to the rate of exchange such Federal court would apply.
     This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in applicable law, and we have assumed that at no future time would any such subsequent change of fact or law affect adversely our ability to render at such time an opinion (a) containing the same legal conclusions set forth herein and (b) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.
     We express no opinion other than as to the laws of the State of New York and, to the extent relevant, the federal laws of the United States of America. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are “experts” under the Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is rendered solely for your benefit in connection with the above matter and may not be relied upon in any manner by any other person or entity without our express written consent.

Very truly yours,
/s/ ANDREWS KURTH LLP